Exhibit 99.2

DEPARTMENT OF HEALTH AND HUMAN SERVICES

Food and Drug Administration

Silver Spring MD 20993

NDA 209863

DEFICIENCIES PRECLUDE DISCUSSION

Antares Pharma, Inc.

Attention: Nader Fotouhi, Ph.D. Director, Regulatory Affairs 100 Princeton South, Suite 300

Ewing, NJ 08628

Dear Dr. Fotouhi:

Please refer to your New Drug Application (NDA) dated and received December 20, 2016 submitted pursuant to section 505(b)(2) of the Federal Food, Drug, and Cosmetic Act (FDCA), for testosterone enanthate subcutaneous injection

As part of our ongoing review of your application, we have identified deficiencies that preclude the continuation of the discussion of labeling and postmarketing requirements/commitments at this time.

If you have any questions, contact Jeannie Roule, Regulatory Health Project Manager, at (301) 796-3993.

Sincerely,

{See appended electronic signature page}

Audrey Gassman, M.D. Deputy Director

Division of Bone, Reproductive and Urologic Products Office of Drug Evaluation III

Center for Drug Evaluation and Research

Exhibit 99.2

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This is a representation of an electronic record that was signed electronically and this page is the manifestation of the electronic signature.

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/s/

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AUDREY L GASSMAN 10/11/2017